Exhibit (q)

POWER OF ATTORNEY

The undersigned, Enrique Vila del Corral, Jorge Vallejo, Carlos Pérez, Directors of Popular Total Return Fund, Inc., Popular High Grade Fixed-Income Fund, Inc. and Popular Income Plus Fund, Inc. (the “Funds”), hereby authorize Manuel Rodriguez-Boissen, Juan O. Guerrero Preston and Javier Rubio Robles, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statements on Form N-1A, filed for the Funds or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of the Funds or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the ____ day of March, 2021.

Signature	Title	Signature	Title

/S/ CARLOS PÉREZ Carlos Pérez	Director	/S/ ENRIQUE VILA DEL CORRAL Enrique Vila del Corral	Director

/S/ JORGE VALLEJO Jorge Vallejo	Director